UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report:  January 6, 2016

(Date of earliest event reported)

Timberline Resources Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34055

_____________________________________

Delaware	82-0291227
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

101 East Lakeside Avenue

Coeur d’Alene, Idaho 83814

(Address of principal executive offices, including zip code)

(208) 664-4859

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 6, 2017, Timberline Resources Corporation (the “Company”) entered into an employment offer letter (the “Offer Letter”) with its Chief Financial Officer, Randal Hardy, effective December 16, 2016, regarding the terms and compensation of Mr. Hardy’s employment as Chief Financial Officer of the Company.  Pursuant to the terms of the Offer Letter, Mr. Hardy became an employee of the Company on December 16, 2016 with a deemed employment start date of August 27, 2007, due to Mr. Hardy’s continual role with the Company as a former employee and consultant.  During the term of his employment, Mr. Hardy will serve as Chief Financial Officer and Corporate Secretary of the Company.  Mr. Hardy will receive an annual salary of $150,000, accrue six weeks of paid vacation annually, and, in accordance with normal practices of the Company, be eligible to participate in the Company’s health and group life insurance plans, retirement plans, stock option and incentive plans, incentive and performance award programs, performance bonuses, salary increases, etc. at the discretion of the Company’s management and Board of Directors.

The foregoing is a summary of the material terms of the Offer Letter and is qualified in its entirety by the full text of the Offer Letter which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Exhibits

Exhibit No.

Exhibit Name

10.1

Offer Letter

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIMBERLINE RESOURCES CORPORATION
Date: January 11, 2017	By:	/s/ Steven A. Osterberg
Steven A. Osterberg President and Chief Executive Officer